UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2005

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)          (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 16, 2005, The Greenbrier Companies, Inc. entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC and Bear, Stearns & Co. Inc., as initial purchasers, in connection with the offering and sale by Greenbrier of $60,000,000 aggregate principal amount of the Company’s 8-3/8% Senior Notes due 2015 (the “Notes”). The Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. In the Purchase Agreement, Greenbrier agreed to indemnify the initial purchasers against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities.
     In connection with the offering of the notes pursuant to the Purchaser Agreement, on November 21, 2005 (the “Closing Date”), Greenbrier entered into a Registration Rights Agreement with certain of our domestic subsidiaries (the “Guarantors”) and Banc of America Securities LLC and Bear Stearns & Co. Inc., as initial purchasers (the “Registration Rights Agreement”). The following summary of certain provisions of the Registration Rights Agreement is qualified in its entirety by reference to the complete Registration Rights Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.
     The Registration Rights Agreement requires Greenbrier and the Guarantors to, among other things: (i) file a registration statement within 90 days of the Closing Date to be used in connection with the exchange of the Notes for publicly registered notes with substantially identical terms; (ii) use their best efforts to have such registration statement declared effective by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1933, as amended, prior to the 180th day following the Closing Date, and (iii) commence an exchange offer within 40 business days after such registration statement is declared effective by the SEC. In addition, under certain circumstances, Greenbrier and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.
     If Greenbrier and the Guarantors fail to meet their obligations under the Registration Rights Agreement, then Greenbrier and the Guarantors will pay liquidated damages to each holder of Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following such failure, in an amount equal to a per annum rate of 0.50% on the principal amount of Notes that are subject to transfer restrictions held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of 0.50% with respect to each subsequent 90-day period until all obligations have been met, up to a maximum amount of liquidated damages of 1.50% per annum on the principal amount of Notes that are subject to transfer restrictions.
     The initial purchasers and their affiliates have provided Greenbrier with certain financial advisory, investment banking and commercial banking services. In addition, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is administrative agent and a lender under our existing revolving credit facility.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits:

Exhibit
Number	Description
10.1	Purchase Agreement between The Greenbrier Companies, Inc. and Banc of America Securities LLC and Bear, Stearns & Co. Inc., acting as the several Initial Purchasers, dated November 16, 2005
10.2	Registration Rights Agreement among The Greenbrier Companies, Inc. and Banc of America Securities LLC and Bear, Stearns & Co. Inc., dated November 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: December 1, 2005	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)